UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2026 (March 2, 2026)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01              Entry into a Material Definitive Agreement.

On March 2, 2026, ClearOne, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with First Finance Ltd., a California corporation (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a private placement 437,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.00 per share of Common Stock (the “Offering”), and a warrant (the “Warrant”) to purchase up to 437,500 shares of Common Stock (the “Warrant Shares” and, together with the Shares and Warrant, the “Securities”), for aggregate gross proceeds of $1,750,000 to the Company. The Warrant has an exercise price of $5.00 per share, a term of two years, and shall be exercisable six months from the date of issuance. The Purchaser is an affiliate of the Company and the Company’s single largest stockholder.

The Securities are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

Pursuant to the terms of a registration rights agreement dated March 2, 2026 by and among the Company and the Purchaser (the “Registration Rights Agreement”), the Company agreed to use best efforts to cause a registration statement on Form S-3 providing for the resale by the Purchaser of the Shares and Warrant Shares to become effective 90 calendar days following the date that the Company files with the SEC all of the information in its annual report on Form 10-K for the year ended December 31, 2025, including all of the information required by Part III of Form 10-K.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company will hold the proceeds of the Offering in a segregated bank account pending disbursement in accordance with the Purchase Agreement. $500,000 of the Offering proceeds will be immediately available to the Company, and the remaining $1,250,000 will become available to the Company upon the completion of a reincorporation of the Company from Delaware to Nevada. In addition, the Company has agreed to certain restrictions on the incurrence of indebtedness greater than $10,000 or the entry into any other material transactions without the consent of Purchaser.

The Offering is expected to close on or about March 6, 2026, subject to customary closing conditions.

The foregoing summaries of the Purchase Agreement, Registration Rights Agreement and Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02              Unregistered Sale of Equity Securities

The disclosure of the Offering under Item 1.01 above is incorporate herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
4.1	Form of Warrant.
10.1*	Securities Purchase Agreement.
10.2	Registration Rights Agreement.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: March 5, 2026	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer